Exhibit 10.u

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                          AGREEMENT AND PLAN OF MERGER

                                      among

                               SUNBEAM CORPORATION

                            CAMPER ACQUISITION CORP.

                                       and

                            THE COLEMAN COMPANY, INC.

                                   Dated as of

                                February 27, 1998

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                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1        Definitions..............................................   1


                                             ARTICLE II
                                         THE COMPANY MERGER

Section 2.1.       The Company Merger.......................................   7
Section 2.2        Closing..................................................   7
Section 2.3        Company Effective Time of the Company Merger.............   7
Section 2.4        Certificate of Incorporation.............................   7
Section 2.5        By-Laws..................................................   7
Section 2.6        Directors................................................   8
Section 2.7        Officers.................................................   8


                                            ARTICLE III
                                        CONVERSION OF SHARES

Section 3.1.       Effect on Capital Stock..................................   8
Section 3.2        Exchange of Certificates Representing Shares.............   9
Section 3.3        Dividends; Transfer Taxes................................  10
Section 3.4        No Fractional Shares.....................................  11
Section 3.5        Termination of Exchange Fund.............................  11
Section 3.6        Investment of Exchange Fund..............................  11
Section 3.7        Closing of Company Transfer Books........................  11
Section 3.8        Dissenting Shares........................................  11


                                             ARTICLE IV
                           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1        Organization.............................................  12
Section 4.2        Capitalization...........................................  12
Section 4.3        Subsidiaries.............................................  13
Section 4.4        Authority Relative to this Agreement.....................  13
Section 4.5        Consents and Approvals; No Violations....................  14
Section 4.6        Reports and Financial Statements.........................  14
Section 4.7        Absence of Certain Changes or Events.....................  15
Section 4.8        Litigation...............................................  16
Section 4.9        Information in Disclosure Documents and Registration
                   Statement................................................  17

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Section 4.10       Taxes....................................................  17
Section 4.11       Compliance with Applicable Law...........................  18
Section 4.12       Labor Matters............................................  18
Section 4.13       ERISA Compliance.........................................  18
Section 4.14       Environmental Matters....................................  20
Section 4.15       Intellectual Property....................................  20
Section 4.16       Contracts................................................  20
Section 4.17       Opinion of Financial Advisor.............................  21
Section 4.18       Takeover Statute.........................................  21
Section 4.19       Brokers..................................................  21


                                             ARTICLE V
                       REPRESENTATIONS AND WARRANTIES OF LASER AND MERGER SUB

Section 5.1        Organization.............................................  21
Section 5.2        Capitalization...........................................  22
Section 5.3        Merger Sub...............................................  22
Section 5.4        Authority Relative to this Agreement.....................  22
Section 5.5        Consents and Approvals; No Violations....................  23
Section 5.6        Reports and Financial Statements.........................  23
Section 5.7        Absence of Certain Changes or Events.....................  24
Section 5.8        Litigation...............................................  24
Section 5.9        Information in Disclosure Documents and Registration
                   Statement................................................  24
Section 5.10       Taxes....................................................  25
Section 5.11       Compliance with Applicable Law...........................  25
Section 5.12       Brokers..................................................  25


                                             ARTICLE VI
                             COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 6.1        Conduct of Business by the Company.......................  26
Section 6.2        Other Actions............................................  28
Section 6.3        Advice of Changes........................................  28
Section 6.4        Conduct of Business of Merger Sub........................  28
Section 6.5        The Section 14(f) Notice.................................  28


                                            ARTICLE VII
                                       ADDITIONAL AGREEMENTS

Section 7.1        Preparation of the Registration Statement, the
                   Information Statement, the Schedule 13E-3 and the
                   Section 14(f) Notice.....................................  29
Section 7.2        Access and Information; Confidentiality..................  29

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Section 7.3        Comfort Letters..........................................  29
Section 7.4        Listing Application......................................  30
Section 7.5        Affiliates...............................................  30
Section 7.6        HSR Act; Competition Laws................................  30
Section 7.7        Employee Matters.........................................  31
Section 7.8        Continuance of Existing Indemnification Rights...........  32
Section 7.9        Expenses.................................................  34
Section 7.10       Public Announcements.....................................  34
Section 7.11       Reasonable Best Efforts..................................  34


                                            ARTICLE VIII
                              CONDITIONS TO CONSUMMATION OF THE MERGER

Section 8.1        Conditions to Each Party's Obligation to Effect the
                   Company Merger...........................................  35


                                             ARTICLE IX
                                 TERMINATION, AMENDMENT AND WAIVER

Section 9.1        Termination..............................................  35
Section 9.2        Effect of Termination....................................  35
Section 9.3        Amendment................................................  35
Section 9.4        Extension; Waiver........................................  36


                                             ARTICLE IX
                                         GENERAL PROVISIONS

Section 10.1       No Survival of Representations and Warranties............  36
Section 10.2       Notices..................................................  36
Section 10.3       Descriptive Headings.....................................  37
Section 10.4       Entire Agreement; No Third-Party Beneficiary.............  37
Section 10.5       Interpretation...........................................  37
Section 10.6       Severability.............................................  38
Section 10.7       Assignment...............................................  38
Section 10.8       Disclosure Schedules.....................................  38
Section 10.6       Governing Law............................................  38
Sectoin 10.10      Specific Performance.....................................  38
Section 10.11      Counterparts.............................................  39
Section 10.12      Certain Terms............................................  39

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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of February 27, 1998, among SUNBEAM CORPORATION, a Delaware corporation ("LASER"), CAMPER ACQUISITION CORP. ("MERGER SUB"), a Delaware corporation and a wholly owned subsidiary of Laser, and THE COLEMAN COMPANY, INC., a Delaware corporation (the "COMPANY").

                  WHEREAS, the Boards of Directors of Laser, Merger Sub and the Company deem it advisable and in the best interests of their respective stockholders that Merger Sub merge with and into the Company (the "COMPANY MERGER"), and such Boards of Directors have approved the Company Merger, upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, as a condition to the Company Merger, a newly formed, wholly owned subsidiary of Laser will merge with and into CLN Holdings Inc. ("HOLDINGS") with Holdings continuing as the surviving corporation and a wholly owned subsidiary of Laser (the "HOLDINGS MERGER") pursuant to an Agreement and Plan of Merger (the "HOLDINGS MERGER AGREEMENT"), dated as of the date hereof, among Laser, Laser Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Laser, Coleman (Parent) Holdings Inc., a Delaware corporation ("PARENT HOLDINGS"), and Holdings; and

                  WHEREAS, the Board of Directors of the Company has approved the Holdings Merger solely for purposes of rendering Section 203 of the DGCL inapplicable to the transactions contemplated hereby; and

                  WHEREAS, Laser, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Company Merger and also to prescribe certain conditions to the Company Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings, the definitions to be applicable to both the singular and plural forms of each term defined to the extent that such forms of such terms are used in this Agreement.

                  "AFFILIATE" shall mean, as to any Person (as hereinafter defined), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meanings, the terms "controlled by"

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and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

                  "AFFILIATE AGREEMENTS" shall mean any Contract, agreement or understanding between the Company and any of its subsidiaries, on the one hand, and Worldwide and any of its Affiliates (other than the Company and its subsidiaries), on the other hand.

                  "CERTIFICATE OF INCORPORATION" shall have the meaning ascribed to it in Section 2.4.

                  "CERTIFICATE OF MERGER" shall have the meaning ascribed to it in Section 2.3.

                  "CLAIM" shall have the meaning ascribed to it in Section
7.8(a).

                  "CLOSING" shall have the meaning ascribed to it in Section
2.2.

                  "CLOSING DATE" shall have the meaning ascribed to it in
Section 2.2.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMONLY CONTROLLED ENTITY" shall have the meaning ascribed to it in Section 4.13(a).

                  "COMPANY BALANCE SHEET DATE" shall have the meaning ascribed to it in Section 4.6(c).

                  "COMPANY BUSINESS PERSONNEL" shall have the meaning ascribed to it in Section 4.12.

                  "COMPANY COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company.

                  "COMPANY DISCLOSURE SCHEDULE" shall have the meaning ascribed to it in the Introduction to Article IV.

                  "COMPANY EFFECTIVE TIME" shall have the meaning ascribed to it in Section 2.3.

                  "COMPANY LICENSES" shall have the meaning ascribed to it in
Section 4.11.

                  "COMPANY MATERIAL ADVERSE EFFECT" shall have the meaning ascribed to it in Section 4.1.

                  "COMPANY MERGER" shall have the meaning ascribed to it in the Recitals.

                  "COMPANY PLANS" shall have the meaning ascribed to it in
Section 4.13(a).

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                  "COMPANY PREFERRED STOCK" shall mean the preferred stock, par value $.01 per share, of the Company.

                  "COMPANY RULE 145 AFFILIATES" shall have the meaning ascribed to it in Section 7.5.

                  "COMPANY SEC REPORTS" shall have the meaning ascribed to it in
Section 4.6(a).

                  "COMPANY STOCK OPTION PLANS" shall mean The Coleman Company, Inc. 1996 Stock Option Plan, The Coleman Company, Inc. 1993 Stock Option Plan and The Coleman Company, Inc. 1992 Stock Option Plan.

                  "COMPETITION LAWS" shall mean foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other foreign Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

                  "CONTRACT" shall mean any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation.

                  "CONVERSION NUMBER" shall have the meaning ascribed to it in
Section 3.1(a)(i).

                  "CREDIT SUISSE FIRST BOSTON" shall mean Credit Suisse First Boston Corporation, the Company's financial advisor.

                  "DGCL" shall mean the General Corporation Law of the State of Delaware.

                  "D&O INSURANCE" shall have the meaning ascribed to it in
Section 7.8(c).

                  "DISSENTING SHARES" shall have the meaning ascribed to it in
Section 3.8.

                  "EMPLOYEE STOCK OPTIONS" shall mean all employee and non-employee director stock options issued pursuant to the Company Stock Option Plans.

                  "ENVIRONMENTAL CLAIM" shall mean any claim, action, investigation or written notice to the Company or any of its subsidiaries by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, personal injuries, or penalties) arising out of, based on, or resulting from, (a) the presence, or release into the environment, of any Hazardous Substance at any location, whether or not owned or operated by the Company or any of its subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation of any applicable Environmental Law.

                  "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign Laws and regulations, as in effect and as interpreted as of the date of this Agreement, relating to pollution or protection of the environment, including, without limitation, Laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise

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relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

                  "ENVIRONMENTAL PERMITS" shall have the meaning ascribed to it in Section 4.14(a).

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE AGENT" shall have the meaning ascribed to it in
Section 3.2(a).

                  "EXCHANGE FUND" shall have the meaning ascribed to it in
Section 3.2(a).

                  "FILED COMPANY SEC REPORTS" shall have the meaning ascribed to it in Section 4.6(a).

                  "FILED LASER SEC REPORTS" shall have the meaning ascribed to it in Section 5.6(a).

                  "GAAP" shall mean United States generally accepted accounting principles and practices in effect from time to time, consistently applied.

                  "GOVERNMENTAL ENTITY" shall mean any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

                  "HAZARDOUS SUBSTANCE" shall mean all substances defined as Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or defined as such by, or regulated as such under, any Environmental Law, including any radon, asbestos and oil and petroleum products, by-products and fractions.

                  "HOLDINGS" shall have the meaning ascribed to it in the Recitals.

                  "HOLDINGS DISCLOSURE SCHEDULE" shall mean the Disclosure Schedule being delivered by Holdings concurrently with the execution of the Agreement and Plan of Merger relating to the Holdings Merger.

                  "HOLDINGS EFFECTIVE TIME" shall mean the date and time on which the Holdings Merger is effected.

                  "HOLDINGS MERGER" shall have the meaning ascribed to it in the Recitals.

                  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  "INFORMATION STATEMENT" shall have the meaning ascribed to it in Section 4.9.

                  "INDEMNIFIED PERSON" shall have the meaning ascribed to it in
Section 7.8(a).

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                  "INTELLECTUAL PROPERTY" shall mean all domestic and foreign patents, patent applications, written invention disclosures to be filed or awaiting filing determinations, trademark and service mark applications, registered trademarks, registered service marks, registered copyrights, trademarks, service marks and trade names.

                  "LASER BALANCE SHEET DATE" shall have the meaning ascribed to it in Section 5.6(c).

                  "LASER COMMON STOCK" shall mean the common stock, par value $.01 per share, of Laser.

                  "LASER LICENSES" shall have the meaning ascribed to it in
Section 5.11.

                  "LASER MATERIAL ADVERSE EFFECT" shall have the meaning ascribed to it in Section 5.1.

                  "LASER PREFERRED STOCK" shall mean the preferred stock, par value $.01 per share, of Laser.

                  "LASER SEC REPORTS" shall have the meaning ascribed to it in
Section 5.6(a).

                  "LASER SHARES" shall mean the shares of Laser Common Stock to be issued in the Company Merger.

                  "LASER STOCK OPTION PLANS" shall have the meaning ascribed to it in Section 5.2.

                  "LASER STOCK OPTIONS" shall have the meaning ascribed to it in
Section 5.2.

                  "LAWS" shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree, administrative order or decree, administrative or judicial decision, and any other executive or legislative proclamation.

                  "LIENS" shall mean all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

                  "LYONS" shall mean the Liquid Yield Option(TM) Notes due 2013 of Worldwide.

                  "MERGER SUB COMMON STOCK" shall mean the common stock, par value $.01 per share, of Merger Sub.

                  "MORGAN STANLEY" shall mean Morgan Stanley & Co. Incorporated, Laser's financial advisor.

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

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                  "PENSION PLAN" shall have the meaning ascribed to it in
Section 4.13(a).

                  "PER SHARE MERGER CONSIDERATION" shall have the meaning ascribed to it in Section 3.1(a)(i).

                  "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization.

                  "PLANS" shall have the meaning ascribed to it in Section
7.7(e).

                  "PROPERTIES" shall have the meaning ascribed to it in Section 4.14(c).

                  "REGISTRATION STATEMENT" shall have the meaning ascribed to it in Section 4.9.

                  "RELEASE" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

                  "SCHEDULE 13E-3" shall have the meaning ascribed to it in
Section 4.9.

                  "SECTION 14(F) NOTICE" shall have the meaning ascribed to it in Section 4.9.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SUBSIDIARY" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other subsidiary of such party is a general partner or (ii) at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or at least 50% of the value of the outstanding equity is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

                  "SURVIVING CORPORATION" shall have the meaning ascribed to it in Section 2.1.

                  "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") shall mean (i) any federal, state, local or foreign net income, gross income, receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and (ii) any liability of Laser or any Laser subsidiary or the Company or any of its subsidiaries, as applicable, for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of Laser or any Laser subsidiary or the Company


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or any of its subsidiaries, as the case may be, under any arrangement to share liability for taxes or indemnify any other entity or person for taxes.

                  "TAX RETURN" shall mean any return, report or statement required to be filed with respect to any Tax (including any attachments thereto), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  "WELFARE PLAN" shall have the meaning ascribed to it in
Section 4.13(a).

                  "WORLDWIDE" shall mean Coleman Worldwide Corporation, a Delaware corporation and a wholly owned subsidiary of Holdings.

                                   ARTICLE II

                               THE COMPANY MERGER


                  Section 2.1 THE COMPANY MERGER. Upon the terms and subject to the conditions set forth herein, and in accordance with the DGCL, at the Company Effective Time, Merger Sub shall be merged with and into the Company. Following the Company Effective Time, the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION"), and the separate corporate existence of Merger Sub shall cease. The Company Merger shall have the effects set forth in Section 259 of the DGCL.

                  Section 2.2 CLOSING. The closing of the Company Merger (the "CLOSING") will take place at 10:00 a.m. on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the third NYSE trading day after satisfaction or waiver of the conditions set forth in Section 8.1, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, unless another time, date or place is agreed to in writing by the parties hereto.

                  Section 2.3 COMPANY EFFECTIVE TIME OF THE COMPANY MERGER. The Company Merger shall become effective on the date and at the time at which a properly executed certificate of merger (the "CERTIFICATE OF MERGER") is duly filed with the Secretary of State of the State of Delaware. The Certificate of Merger shall be filed as soon as practicable on or after the Closing Date. When used in this Agreement, the term "COMPANY EFFECTIVE TIME" shall mean the date and time on which the Certificate of Merger is so filed.

                  Section 2.4 CERTIFICATE OF INCORPORATION. From and after the Company Effective Time, the certificate of incorporation of the Company as in effect at the Company Effective Time (the "CERTIFICATE OF INCORPORATION") shall be the certificate of incorporation of the Surviving Corporation until amended as provided by Law and the Certificate of Incorporation.

                  Section 2.5 BY-LAWS. From and after the Company Effective Time, the by-laws of Merger Sub as in effect at the Company Effective Time shall be the by-laws of the Surviving Corporation until amended as provided by the DGCL, the Certificate of Incorporation and the terms thereof.

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                  Section 2.6 DIRECTORS. The directors of Merger Sub at the
Company Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Company Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and by-laws of the Surviving Corporation or as otherwise provided by the DGCL (it being understood that the directors of the Company shall resign upon the later of (i) the Holdings Effective Time and (ii) the eleventh (11th) day following the date on which the
Section 14(f) Notice shall have been filed with the SEC and mailed to all stockholders of record of the Company in accordance herewith).

                  Section 2.7 OFFICERS. The officers of the Company at the Company Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Company Effective Time until their respective successors are duly elected or appointed and qualifies in the manner provided in the Certificate of Incorporation and by-laws of the Surviving Corporation, or as otherwise provided by Law.

                                   ARTICLE III

                              CONVERSION OF SHARES


                  Section 3.1 EFFECT ON CAPITAL STOCK. At the Company Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof:

                  (a) CONVERSION OF COMPANY COMMON STOCK.

                            (i) Subject to Section 3.1(b) hereof, each share of Company Common Stock issued and outstanding immediately prior to the Company Effective Time (other than Dissenting Shares and Company Common Stock to be cancelled in accordance with Section 3.1(c) hereof) shall be converted into the right to receive (A) 0.5677 (the "CONVERSION NUMBER") of a fully paid and nonassessable share of Laser Common Stock and (B) $6.44 in cash, without interest thereon (the consideration referred to in this Section 3.1(a) being sometimes referred to herein as the "PER SHARE MERGER CONSIDERATION").

                            (ii) If, prior to the Company Effective Time, Laser shall (A) pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares, any shares of Laser Common Stock, the Conversion Number shall be adjusted appropriately or (B) pay a dividend (other than regular quarterly dividend payments, consistent with past practice), whether in cash or property, the amount of the cash portion of the Per Share Merger Consideration shall be appropriately adjusted such that the amount of cash to be received with respect to each share of Company Common Stock, or if a dividend shall have been paid in other property, cash and other property to be received with respect to each share of Company Common Stock, shall be equal to that which would have been received in the aggregate with respect to each share of Company Common Stock (on a per share equivalent basis) had the dividend been paid following the Company Effective Time at a time when the Laser Shares to be

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         issued pursuant hereto had been issued to the holders of the shares of
         Company Common Stock.

                            (iii) Each of the shares of Company Common Stock converted in accordance with paragraph (i) of this Section 3.1(a) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration and cash in lieu of any fractional share of Laser Common Stock (determined in accordance with Section 3.4 hereof), to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 3.2 hereof, without interest.

                  (b) COMPANY COMMON STOCK HELD BY WORLDWIDE OR HOLDINGS TO REMAIN OUTSTANDING. Notwithstanding Section 3.1(a) hereof, at the Company Effective Time all shares of Company Common Stock held by Worldwide or Holdings shall remain outstanding and unchanged as a result of the Company Merger.

                  (c) CANCELLATION OF TREASURY STOCK AND COMPANY COMMON STOCK HELD BY LASER AND COMPANY SUBSIDIARIES. Each share of Company Common Stock, if any, held in the treasury of the Company, by any subsidiary of the Company, by Laser or by any subsidiary of Laser (other than Worldwide or Holdings) immediately prior to the Company Effective Time shall be cancelled and retired and cease to exist.

                  (d) CANCELLATION OF MERGER SUB COMMON STOCK. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Company Effective Time shall be cancelled and retired and cease to exist.

                  Section 3.2 EXCHANGE OF CERTIFICATES REPRESENTING SHARES.

                  (a) As of the Company Effective Time, Laser shall deposit, or shall cause to be deposited, with an exchange agent selected by Laser and reasonably satisfactory to the Company (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article III: (i) certificates representing the number of Laser Shares issuable in the Company Merger to be issued in respect of all shares of Company Common Stock outstanding immediately prior to the Company Effective Time and which are to be exchanged pursuant to the Company Merger (exclusive of shares to remain outstanding pursuant to Section 3.1(b) hereof or to be canceled pursuant to Section 3.1(c) hereof); and (ii) cash in an amount sufficient to make any cash payment due under Sections 3.1(a)(i)(B) and 3.4 hereof (such cash and certificates for Laser Shares being hereinafter referred to collectively as the "EXCHANGE FUND").

                  (b) As soon as reasonably practicable after the Company Effective Time, Laser shall cause the Exchange Agent to mail (or deliver to its principal office) to each holder of record of a certificate or certificates representing shares of Company Common Stock (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the

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certificates for shares of Company Common Stock shall pass, only upon delivery of the certificates for such shares of Company Common Stock to the Exchange Agent and which shall be in such form and have such other provisions, including appropriate provisions with respect to back-up withholding, as Laser may reasonably specify, and (ii) instructions for use in effecting the surrender of the certificates for shares of Company Common Stock. Upon surrender of a certificate for shares of Company Common Stock for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof shall be entitled to receive in exchange therefor that portion of the Exchange Fund which such holder has the right to receive pursuant to the provisions of this Article III, after giving effect to any required withholding Tax, and the certificate for shares of Company Common Stock so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash portion of the Exchange Fund. In the event of any transfer of ownership of shares of Company Common Stock which has not been registered in the transfer records of the Company, certificates representing the proper number of shares of Laser Common Stock, if any, and a check in an amount equal to the proper amount of the cash component, if any, of the Exchange Fund, will be issued to the transferee of the certificate representing the transferred shares of Company Common Stock, only upon presentation to the Exchange Agent of a certificate or certificates representing such shares of Company Common Stock, accompanied by all documents required to evidence and effect the prior transfer thereof and to evidence that any applicable stock transfer Taxes associated with such transfer were paid.

                  Section 3.3 DIVIDENDS; TRANSFER TAXES. No dividends that are declared on Laser Common Stock will be paid to persons entitled to receive certificates representing shares of Laser Common Stock until such persons surrender their certificates representing shares of Company Common Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such shares of Laser Common Stock shall be issued, any dividends which shall have become payable with respect to such shares of Laser Common Stock between the Company Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any shares of Laser Common Stock are to be issued in a name other than that in which the certificate representing shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes required by reason of the issuance of certificates for such shares of Laser Common Stock in a name other than that of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Notwithstanding the foregoing, (i) neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of Laser Common Stock or dividends thereon, any cash payments to be made pursuant to Section 3.1(a)(i)(B) hereof or, in accordance with Section 3.4 hereof, any cash in lieu of fractional share interests, in each case, delivered to a public official pursuant to applicable escheat Laws and (ii) any shares of Laser Common Stock held by the Exchange Agent prior to surrender of certificates representing shares of Company Common Stock shall not be deemed issued.

                  Section 3.4 NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Laser Common Stock shall be issued upon the surrender for exchange of certificates representing shares of Company Common Stock pursuant to this Article III, and no dividend, stock split or other change in the capital structure of Laser shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional shares of Laser Common Stock, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Laser Common Stock upon surrender of stock certificates for exchange pursuant to this Article III will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the closing sale price of one share of Laser Common Stock on the NYSE on the day of the Company Effective Time, or, if shares of Laser Common Stock are not so traded on such day, the closing sale price of one such share on the next preceding day on which such share was traded on the NYSE. For purposes of this Section 3.4, shares of Company Common Stock of any holder represented by two or more certificates shall be aggregated, and in no event shall any holder be paid an amount of cash pursuant to this Section 3.4 in respect of more than one share of Laser Common Stock.

                  Section 3.5 TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Company Common Stock for six (6) months after the Company Effective Time shall be delivered to Laser, upon demand, and any holders of the Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to Laser for payment of their claim for the shares of Laser Common Stock and cash and dividends or other distributions, if any, pursuant to this Article III.

                  Section 3.6 INVESTMENT OF EXCHANGE FUND. Without prejudice to the rights of any holder of Company Common Stock to receive the Per Share Merger Consideration, the Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Laser, on a daily basis. Any interest and other income resulting from such investments shall be paid to Laser.

                  Section 3.7 CLOSING OF COMPANY TRANSFER BOOKS. At the Company Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Company Effective Time, certificates representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Per Share Merger Consideration applicable thereto.

                  Section 3.8 DISSENTING SHARES. Each outstanding share of Company Common Stock as to which a written demand for appraisal is filed in accordance with Section 262 of the DGCL and not withdrawn, and with respect to which a consent is not given in favor of the Company Merger shall not be converted into or represent a right to receive the Per Share Merger Consideration unless and until the holder thereof shall have failed to perfect, or shall have effectively withdrawn or lost, the right to appraisal of and payment for each such share of Company Common Stock under Section 262, at which time each such share shall be converted into the right to receive the Per Share Merger Consideration. All such shares of Company

Common Stock as to which such a written demand for appraisal is so filed and not withdrawn and with respect to which a consent is not given in favor of the Company Merger, except any such shares of Company Common Stock the holder of which, prior to the Company Effective Time, shall have effectively withdrawn or lost such right to appraisal and payment for such shares of Company Common Stock under Section 262, are herein referred to as "DISSENTING SHARES." The Company shall give Laser prompt notice upon receipt by the Company of any written demands for appraisal rights, withdrawal of such demands, and any other written communications delivered to the Company pursuant to Section 262, and the Company shall give Laser the opportunity, to the extent permitted by Law, to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Laser, the Company shall not voluntarily make any payment with respect to any demands for appraisal rights and shall not settle or offer to settle any such demands. Each holder of Dissenting Shares who becomes entitled, pursuant to the provisions of Section 262, to payment for such shares of Dissenting Shares under the provisions of Section 262 shall receive payment therefor from the Surviving Corporation and such shares of Company Common Stock shall be cancelled thereafter.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as otherwise disclosed to Laser in a schedule delivered to Laser prior to the execution hereof (which schedule shall contain appropriate references to identify the representations and warranties herein to which the information in such schedule relates) (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Laser and Merger Sub as follows:

                  Section 4.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole (a "COMPANY MATERIAL ADVERSE EFFECT").

                  Section 4.2 CAPITALIZATION. The authorized capital stock of the Company consists of 80,000,000 shares of Company Common Stock and 20,000,000 shares of Company Preferred Stock. As of February 23, 1998, (i) 53,488,170 shares of Company Common Stock were issued and outstanding; (ii) 3,282,930 shares of Company Common Stock were issuable upon exercise of Employee Stock Options to acquire 3,282,930 shares of Company Common Stock outstanding under the Company Stock Option Plans (of which options to acquire 2,399,380 were vested); and (iii) no shares of Company Preferred Stock were issued or outstanding. As of such date, no shares of Company Common Stock were held as treasury shares. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. As of the date hereof, except as set forth above, there are no shares of capital stock of the Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities. There are no notes, bonds, debentures or other indebtedness of the Company having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters upon which stockholders of the Company may vote.

                  Section 4.3 SUBSIDIARIES. All the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been validly issued and are fully paid and nonassessable and such shares (other than directors' qualifying shares and similar interests) are owned directly or indirectly by the Company, free and clear of all Liens. Except for the capital stock of the Company's subsidiaries and except as set forth in
Section 4.3 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other entity. Each of the Company's subsidiaries that is a corporation is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Each of the Company's subsidiaries that is a partnership or a limited liability company is duly formed and validly existing under the Laws of its jurisdiction of formation. Each of the Company's subsidiaries has the corporate power or the partnership power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted. Each the Company's subsidiaries that is a corporation is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Company Material Adverse Effect. Each of the Company's subsidiaries that is a partnership is duly qualified as a foreign partnership authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Company Material Adverse Effect. Except as set forth in Section 4.2 hereof, there are no outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company or any of its subsidiaries to issue, transfer or sell any securities of any Company subsidiary. There are no voting, stockholder or other agreements or understandings to which the Company or any of the Company's subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company or any of the Company's subsidiaries.

                  Section 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and no other corporate actions or proceedings on the part of the Company (including any action on the part of its stockholders) are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization and valid execution and delivery by Laser and Merger Sub, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

                  Section 4.5 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, Competition Laws and state securities or blue sky Laws, and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with, and no permit, authorization, consent or approval of, any governmental or regulatory authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not individually or in the aggregate have a Company Material Adverse Effect. Except as set forth in Section 4.5 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or by-laws of the Company or the certificate of incorporation or by-laws of any of the Company's subsidiaries; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material (as defined for purposes of Form 10-K) Contract to which the Company or any of the Company's subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of the Company's subsidiaries or any of their properties or assets, except in the case of clauses
(b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a Company Material Adverse Effect.

                  Section 4.6 REPORTS AND FINANCIAL STATEMENTS.

                  (a) The Company has filed all reports, forms, registrations, schedules, statements and other documents required to be filed by it with the SEC since January 1, 1997 (the "COMPANY SEC REPORTS"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder. Except to the extent that information contained in any Company SEC Report has been amended, revised or superseded by a later Company SEC Report filed and publicly available prior to the date of this Agreement (as amended, revised or superseded by a later Company SEC Report filed and publicly available prior to the date of this Agreement, the "FILED COMPANY SEC REPORTS"), none of the Filed Company SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements of the Company included in the Filed Company SEC Reports complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto have been prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

                  (c) Except as set forth in the Filed Company SEC Reports and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Filed Company SEC Reports (the "COMPANY BALANCE SHEET DATE"), neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto.

                  Section 4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Filed Company SEC Reports, since the Company Balance Sheet Date, the business of the Company and its subsidiaries has been conducted only in the ordinary course of business consistent with past practice, and there has not been any event, change or development which individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect or would impair or delay the ability of the Company to consummate the transactions contemplated by, or to satisfy its obligations under, this Agreement. Except as set forth in Section 4.7 of the Company Disclosure Schedule, during the period from the Company Balance Sheet Date through the date of this Agreement, neither the Company nor any of its subsidiaries has:

                            (i) declared, set aside or paid any distributions (whether in cash, stock or property) with respect to its capital stock or (y) split, combined, or reclassified any of its capital stock or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than dividends or stock issuances by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company);

                            (ii) issued, delivered, sold, pledged or otherwise encumbered any shares of its capital stock, any other voting securities or any securities convertible into, or any options, warrants or rights to acquire, any such shares, voting securities or convertible securities (other than the issuance of Company Common Stock upon the exercise of Employee Stock Options in accordance with their terms and issuances by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company);

                           (iii) in the case of the Company, amended its certificate of incorporation or by-laws;

                           (iv) acquired or agreed to acquire by merging or consolidating with, or in purchasing a substantial portion of the assets of, or in any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof material to the Company;

                           (v) other than in the ordinary course of business,
         (x) incurred any indebtedness or (y) made any loans, advances or capital contributions to, or investments in, any other person (other than the Company or a subsidiary of the Company), in any case in an amount material to the Company;

                           (vi) other than in the ordinary course of business or consistent with the Company's capital budgets heretofore disclosed to Laser, made or agreed to make any capital expenditure or capital expenditures;

                           (vii) other than in the ordinary course of business, made any Tax election or settled or compromised any material income Tax liability;

                           (viii) except in the ordinary course of business or except as would not reasonably be expected to have a Company Material Adverse Effect, entered into any Contracts or amended or terminated any material Contract or agreement to which the Company or any of its subsidiaries is a party or waived, released or assigned any material rights or claims thereunder;

                           (ix) except as required by Law or contractual obligation or in the ordinary course of business consistent with past practice, (a) increased the compensation of any of its employees, (b) entered into any Contract with any of its employees regarding his or her employment, compensation or benefits, or (c) adopted any plan, arrangement or policy which would become a Company Plan or amended any Company Plan to the extent such adoption or amendment would create or increase any material liability or obligation on the part of the Company or its subsidiaries;

                           (x) entered into any transaction or Contract with, or (except pursuant to the Affiliate Agreements) made any payment to, any Affiliate of the Company (other than to the Company's subsidiaries or its or their officers or directors in the ordinary course of business consistent with past practice); or

                           (xi) agreed to do any of the foregoing.

                  Section 4.8 LITIGATION. Except as disclosed in the Filed Company SEC Reports and as set forth in Section 4.8 of the Company Disclosure Schedule, as of the date hereof, to the Company's knowledge there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that individually or in the aggregate would reasonably be expected to (i) have a

Company Material Adverse Effect (taking into account any reserve therefor as of the Company Balance Sheet Date), or (ii) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, order, decree, statute, Law, ordinance, rule or regulation of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which would reasonably be expected to have, any effect referred to in clause (i) or (ii) above.

                  Section 4.9 INFORMATION IN DISCLOSURE DOCUMENTS AND REGISTRATION STATEMENT. None of the information to be supplied by the Company for inclusion or incorporation by reference in the information statement to be distributed in connection with the Company Merger (as amended or supplemented, the "INFORMATION STATEMENT") or the related filing on Schedule 13E-3 (as amended or supplemented, the "SCHEDULE 13E-3") or the notice to be provided to the Company's stockholders pursuant to Section 14(f) of the Exchange Act (as amended or supplemented, the "SECTION 14(F) NOTICE") or the registration statement on Form S-4 under the Securities Act for the purpose of registering the shares of Laser Common Stock to be issued in the Company Merger (as amended or supplemented, the "REGISTRATION STATEMENT") will, in the case of the Registration Statement, at the time it becomes effective and at the Company Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of the Information Statement, the Schedule 13E-3, the Section 14(f) Notice, at the time of the mailing thereof and, in the case of the Information Statement, the Schedule 13E-3 at the Company Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement, the Schedule 13E-3 and the Section 14(f) Notice will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations promulgated thereunder.

                  Section 4.10 TAXES. Except as would not have a Company Material Adverse Effect or as set forth in Section 4.10 of the Company Disclosure Schedule:

                  (a) Each of the Company and each of its subsidiaries has (i) filed (or there has been filed on its behalf) with the appropriate Governmental Entities all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete and (ii) has paid all Taxes due by it;

                  (b) there is no action, suit, investigation, audit, claim or assessment pending or proposed in writing or threatened in writing with respect to Taxes of the Company or any of its subsidiaries and, to the best of the Company's knowledge, no basis exists therefor;

                  (c) there are no Liens for Taxes upon the assets of the Company or any of its subsidiaries except Liens relating to current Taxes not yet due;

                  (d) the United States federal income Tax Returns which include the Company and the Company's subsidiaries have been examined, and such examinations have been completed, by the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including 1985.

                  Section 4.11 COMPLIANCE WITH APPLICABLE LAW. Except as disclosed in the Filed Company SEC Reports, the Company and its subsidiaries have received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Entities (the "COMPANY LICENSES") as are necessary to own or lease and operate their respective properties and to conduct their respective businesses substantially in the manner described in the Company SEC Reports and as currently owned or leased and conducted, and all such Company Licenses are valid and in full force and effect, except for any such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances which the failure to have or to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as disclosed in Filed Company SEC Reports, the Company and the Company's subsidiaries are in compliance with their respective obligations under the Company Licenses, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Filed Company SEC Reports, the Company and its subsidiaries are in compliance with all judgments, orders, decrees, statutes, Laws, ordinances, rules and regulations of any Governmental Entity applicable to them, except for such noncompliance which individually or in the aggregate would not have a Company Material Adverse Effect.

                  Section 4.12 LABOR MATTERS. Except as disclosed in the Filed Company SEC Reports, neither the Company nor any of the Company's subsidiaries has any labor contracts, collective bargaining agreements or material employment or consulting agreements with any persons employed by or otherwise performing services primarily for the Company or any of the Company's subsidiaries (the "COMPANY BUSINESS PERSONNEL") or any representative of any Company Business Personnel. Except as set forth in the Filed Company SEC Reports, neither the Company nor any of its subsidiaries has engaged in any unfair labor practice with respect to Company Business Personnel, and there is no unfair labor practice complaint pending against the Company or any of its subsidiaries with respect to Company Business Personnel which, in either such case, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in the Filed Company SEC Reports, there is no material labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has experienced any material primary work stoppage or other material labor difficulty involving its employees during the last three (3) years.

                  Section 4.13 ERISA COMPLIANCE.

                  (a) The Company has delivered to Laser or will deliver to Laser prior to the Company Effective Time each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "PENSION PLAN"), each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "WELFARE PLAN"), each material bonus, stock option, stock purchase, stock ownership, stock bonus, restricted stock, deferred compensation plan or arrangement and each other material employee fringe benefit plan or arrangement maintained, contributed to or required to be maintained or contributed to by the Company or any of its subsidiaries or any other person or entity that, together with the Company, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "COMMONLY CONTROLLED ENTITY") which is currently in effect for the benefit of any current or former directors, officers, employees or independent contractors of the Company or any of its subsidiaries (collectively, the "COMPANY PLANS"). The Company has delivered to Laser or will deliver to Laser prior to the Company Effective Time true, complete and correct copies of (x) the two most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Company Plan (if any such report was required), (y) the most recent summary plan description for each Company Plan for which such summary plan description is required and (z) each currently effective trust agreement, insurance or group annuity contract and each other material funding or financing arrangement relating to any Company Plan.

                  (b) No Commonly Controlled Entity has incurred any liability under Title IV of ERISA, other than for contributions not yet due to a defined benefit pension plan subject to Title IV of ERISA and other than for the payment of premiums to the PBGC not yet due, and no condition exists that presents a material risk of incurring any such liability, which liability, to the extent currently due, has not been fully paid as of the date hereof and would individually or in the aggregate be reasonably likely to result in a Company Material Adverse Effect.

                  (c) Except as set forth in Company SEC reports or in Section
4.13 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any obligation to provide any welfare benefits to employees or former employees following termination of employment except (i) for benefits the cost of which is borne entirely by the employee or former employee, (ii) as required under Section 4980 of the Code or other applicable law or (iii) obligations to provide such benefits to Company employees employed in non-U.S.

jurisdictions.

                  (d) No Commonly Controlled Entity has engaged in a transaction described in Section 4069 of ERISA that could subject the Company or any of its subsidiaries or Laser to liability at any time after the date hereof, which liability would be reasonably likely to result in a Company Material Adverse Effect.

                  (e) No Commonly Controlled Entity has withdrawn from any multiemployer plan where such withdrawal has resulted in any actual or potential "withdrawal liability" (as defined in Section 4201 of ERISA) that has not been fully paid, which liability would be reasonably likely to result in a Company Material Adverse Effect.

                  (f) Except as set forth in Section 4.13 of the Company Disclosure Schedule or as specifically provided in this Agreement, the transactions contemplated by this Agreement will not, either alone or in connection with another event, cause there to be paid or become payable any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Company Plan or under any employment, severance, termination or compensation agreement to which the Company is a party as of the Company Effective Time.

                  Section 4.14 ENVIRONMENTAL MATTERS.

                  (a) Except as disclosed in the Filed Company SEC Reports, the Company and its subsidiaries are in compliance with all applicable Environmental Laws, which compliance includes the possession of permits and governmental authorizations required under applicable Environmental Laws ("ENVIRONMENTAL PERMITS") and compliance with the terms and conditions thereof, except where such non-compliance would not result in a Company Material Adverse Effect.

                  (b) Except as disclosed in the Filed Company SEC Reports, there are no Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that would reasonably be expected to result in a Company Material Adverse Effect.

                  (c) Except as disclosed in the Filed Company SEC Reports, the properties presently or to the knowledge of the Company formerly owned, leased or operated by the Company or its subsidiaries (including groundwater under the properties) (the "PROPERTIES") do not contain any Hazardous Substance other than as permitted under applicable Environmental Law; PROVIDED, HOWEVER, that with respect to Properties formerly owned, leased or operated by the Company or its subsidiaries, such representation is limited to the period prior to the disposition of such Properties by the Company or its subsidiaries.

                  (d) Except as disclosed in the Filed Company SEC Reports, to the knowledge of the Company, no Hazardous Substance has been disposed of or transported from any of the Properties during the time any such Property was owned, leased or operated by the Company or any of its subsidiaries, other than as permitted under applicable Environmental Law and in effect at the time of such disposal or transportation.

                  (e) Except as disclosed in the Filed Company SEC Reports, to the knowledge of the Company, the Company and its subsidiaries have not become obligated, whether by operation of Law or through contractual agreement, to indemnify any other person or otherwise to assume liability for any claim brought pursuant to any Environmental Law which could reasonably be expected to have a Company Material Adverse Effect.

                  Section 4.15 INTELLECTUAL PROPERTY. The Company has previously delivered to Laser a list, which, to the knowledge of the Company, is true and correct as of the date hereof in all material respects, of all material issued patents and registered trademarks of the Company. Except as set forth in
Section 4.15 of the Company Disclosure Schedule, the Company and its subsidiaries own or have sufficient rights to use all material Intellectual Property used in connection with the business of the Company and its subsidiaries as currently conducted. As used in this Section 4.15, the term "material," when applied to Intellectual Property, means that such Intellectual Property is used in a significant manner to conduct the business of the Company and its subsidiaries as it is currently conducted.

                  Section 4.16 CONTRACTS. Except as set forth in Section 4.16 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by any material Contract, other than (i) the Affiliate Agreements listed in Section
4.10 of the Holdings Disclosure Schedule, (ii) any Contract filed or incorporated by reference as an exhibit to any Filed Company SEC Report or (iii) any Contract (other than the Affiliate Agreements listed in Section 4.10 of the Holdings Disclosure Schedule) entered into in the ordinary course of business consistent with past practice.

                  Section 4.17 OPINION OF FINANCIAL ADVISOR. The Board of Directors of the Company has received the opinion of Credit Suisse First Boston, dated the date hereof to the effect that the Per Share Merger Consideration is fair to the holders of shares of Company Common Stock (other than Worldwide) from a financial point of view.

                  Section 4.18 TAKEOVER STATUTE. The Board of Directors of the Company has approved the Holdings Merger solely for the purpose of rendering inapplicable, and such approval is sufficient to render inapplicable, to the Company Merger and the other transactions contemplated by this Agreement the provisions of Section 203 of the DGCL. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Company Merger, this Agreement or any of the transactions contemplated hereby, and no provision of the certificate of incorporation or by-laws of the Company or certificates of incorporation or by-laws (or comparable organizational documents) of any subsidiary of the Company would, directly or indirectly, restrict or impair the ability of Laser to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of capital stock of the Company or any of its subsidiaries that may be acquired or controlled by Laser.

                  Section 4.19 BROKERS. No broker, investment banker or other person, other than Credit Suisse First Boston, the fees and expenses of which will be paid by the Company (as reflected in an agreement between Credit Suisse First Boston and the Company, a copy of which has been furnished to Laser), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF LASER AND MERGER SUB

                  Laser and Merger Sub represent and warrant to the Company as follows:

                  Section 5.1 ORGANIZATION. Laser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted. Laser is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, results of operations or financial condition of Laser and its subsidiaries, taken as a whole (a "LASER MATERIAL ADVERSE EFFECT").

                  Section 5.2 CAPITALIZATION. The authorized capital stock of Laser consists of 200,000,000 shares of Laser Common Stock, and 2,000,000 shares of Laser Preferred Stock. As of February 23, 1998, (i) 85,988,627 shares of Laser Common Stock were issued and outstanding; (ii) 16,129,197 shares of Laser Common Stock were issuable upon exercise of employee and non-employee stock options (the "LASER STOCK OPTIONS") outstanding under all stock option plans of Laser (the "LASER STOCK OPTION PLANS") or granted pursuant to employment agreements; and (iii) no shares of Laser Preferred Stock were issued and outstanding. As of such date, 4,568,959 shares of Laser Common Stock were held as treasury shares. All of the issued and outstanding shares of Laser Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. All of the shares of Laser Common Stock issuable as consideration in the Company Merger at the Company Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of such date, except as set forth above, there are no shares of capital stock of Laser issued or outstanding or, as of such date or as of the date hereof, except as set forth above, any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Laser to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities, or the capital stock or securities of Laser. There are no notes, bonds, debentures or other indebtedness of Laser having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters upon which stockholders of Laser may vote.

                  Section 5.3 MERGER SUB. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a newly incorporated company formed solely for purposes of consummating the transactions contemplated by this Agreement and has engaged in no activity other than as provided in, or contemplated by, this Agreement. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, all of which are validly issued, fully paid and nonassessable and are owned by Laser. Except as set forth above there are no shares of capital stock of Merger Sub issued or outstanding or any options, warrants, subscription, calls, rights, convertible securities or other agreements or commitments obligating Merger Sub to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities.

                  Section 5.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Laser and Merger Sub has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Laser and Merger Sub and the consummation by Laser and Merger Sub of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Laser and Merger Sub, and no other corporate action or proceedings on the part of Laser or Merger Sub (including any action on the part of its stockholders) is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Laser and Merger Sub and, assuming it is a valid and binding obligation of the Company, constitutes a valid and binding agreement of Laser and Merger Sub, enforceable against Laser and Merger Sub in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceedings therefor may be brought.

                  Section 5.5 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, Competition Laws, and state securities or blue sky Laws, and the filing of the Certificate of Merger in such form as required by, and executed in accordance with the relevant provisions of, the DGCL, no filing with, and no permit, authorization, consent or approval of, any governmental or regulatory authority is necessary for the consummation by Laser or Merger Sub of the transactions contemplated by this Agreement, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not (i) individually or in the aggregate have a Laser Material Adverse Effect or (ii) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Laser or Merger Sub nor the consummation by Laser or Merger Sub of the transactions contemplated hereby, nor compliance by Laser with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or by-laws of Laser or Merger Sub; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material (as defined for purposes of Form 10-K) Contract to which Laser, Merger Sub or any of their subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Laser, Merger Sub, any of their subsidiaries or any of their properties or assets, except, in the case of clauses (b) and (c), for violations, breaches or defaults which would not individually or in the aggregate have a Laser Material Adverse Effect.

                  Section 5.6 REPORTS AND FINANCIAL STATEMENTS.

                  (a) Laser has filed all reports, forms, registrations, schedules, statements and other documents required to be filed by it with the SEC since January 1, 1997 (the "LASER SEC REPORTS"). As of their respective dates, the Laser SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder. Except to the extent that information contained in any Laser SEC Report has been amended, revised or superseded by a later Laser SEC Report filed and publicly available prior to the date of this Agreement (as amended, revised or superseded by a later filed Laser SEC Report to the date of this Agreement, the "FILED LASER SEC REPORTS"), none of the Filed Laser SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements of Laser included in the Filed Laser SEC Reports complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Laser and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

                  (c) Except as set forth in the Filed Laser SEC Reports and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Filed Laser SEC Reports (the "LASER BALANCE SHEET DATE"), neither Laser nor any of the Laser subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of Laser and its consolidated subsidiaries or in the notes thereto.

                  Section 5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Filed Laser SEC Reports, since the Laser Balance Sheet Date, the business of Laser and its subsidiaries has been conducted only in the ordinary course of business consistent with past practice, and there has not been any event, change or development which individually or in the aggregate has had or would reasonably be expected to have a Laser Material Adverse Effect or would impair or delay the ability of Laser to consummate the transactions contemplated by, or to satisfy its obligations under, this Agreement.

                  Section 5.8 LITIGATION. Except as disclosed in the Filed
Laser SEC Reports, there is no suit, action, proceeding or investigation pending or, to the knowledge of Laser, threatened against or affecting Laser or any of its subsidiaries that individually or in the aggregate would reasonably be expected to (i) have a Laser Material Adverse Effect (taking into account any reserve therefor as of the most recent balance sheet included in the Filed Laser SEC Reports) or (ii) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, order, decree, statute, Law, ordinance, rule or regulation of any Governmental Entity or arbitrator outstanding against Laser or any of its subsidiaries having, or which would reasonably be expected to have, any effect referred to in clause (i) or (ii) above.

                  Section 5.9 INFORMATION IN DISCLOSURE DOCUMENTS AND REGISTRATION STATEMENT. None of the information to be supplied by Laser for inclusion or incorporation by reference in (a) the Registration Statement or (b) the Information Statement, the Schedule 13E-3 or the Section 14(f) Notice will, in the case of the Registration Statement, at the time it becomes effective and at the Company Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of the Information Statement, the Schedule 13E-3 and the Section 14(f) Notice, at the time of the mailing thereof and, in the case of the Information Statement and the Schedule 13E-3, at the Company Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder. The Schedule 13E-3 will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

                  Section 5.10 TAXES.

                  (a) Laser and its subsidiaries have filed (or there have been filed on their behalf) with the appropriate governmental authorities all material Tax Returns required to be filed by them and such Tax Returns are true, correct and complete in all material respects and disclose all Taxes required to be paid by them for the periods covered thereby; and

                  (b) all material Taxes (whether or not shown on any Tax Return) owed by Laser and its subsidiaries and required to be paid on or before the Closing Date have been (or will be) timely paid or, in the case of Taxes which Laser or any of its subsidiaries is presently contesting in good faith, an adequate reserve has been established for such Taxes in accordance with GAAP.

                  Section 5.11 COMPLIANCE WITH APPLICABLE LAW. Except as disclosed in the Filed Laser SEC Reports, Laser and its subsidiaries have received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Entities (the "LASER LICENSES") as are necessary to own or lease and operate their respective properties and to conduct their respective businesses substantially in the manner described in the Laser SEC Reports and as currently owned or leased and conducted, and all such Laser Licenses are valid and in full force and effect, except for any such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances which the failure to have or to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Laser Material Adverse Effect. Except as disclosed in the Filed Laser SEC Reports, Laser and its subsidiaries are in compliance in all material respects with their respective obligations under the Laser Licenses, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Laser Material Adverse Effect. Except as disclosed in the Filed Laser SEC Reports, Laser and its subsidiaries are in compliance with all judgments, orders, decrees, statutes, Laws, ordinances, rules and regulations of any Governmental Entity applicable to them, except for such noncompliance which individually or in the aggregate would not have a Laser Material Adverse Effect.

                  Section 5.12 BROKERS. No broker, investment banker or other person, other than Morgan Stanley, the fees and expenses of which will be paid by Laser (as reflected in an agreement between Morgan Stanley and Laser) is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Laser.

                                   ARTICLE VI

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  Section 6.1 CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement to the Holdings Effective Time, except as expressly permitted by this Agreement or with the prior written consent of Laser or as set forth in Section 6.1 of the Company Disclosure Schedule, the Company shall, and shall cause its subsidiaries to, carry on the business of the Company and its subsidiaries in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable Laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact the current business organizations of the Company and its subsidiaries, and to preserve its relationships with those persons having business dealings with the Company and its subsidiaries to the end that the goodwill and ongoing businesses of the Company and its subsidiaries shall be unimpaired at the Holdings Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Holdings Effective Time, the Company agrees as to itself and its subsidiaries that, except as expressly permitted by this Agreement or with the prior written consent of Laser or as set forth in Section
6.1 of the Company Disclosure Schedule:

                           (i) Neither the Company nor any of its subsidiaries

         shall (x) declare, set aside or pay any distributions (whether in cash, stock or property) with respect to its capital stock or (y) split, combine, or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than dividends or stock issuances by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company);

                           (ii) Neither the Company nor any of its subsidiaries shall issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any options, warrants or rights to acquire, any such shares, voting securities or convertible securities (other than the issuance of Company Common Stock upon the exercise of Employee Stock Options in accordance with their terms and issuances by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company);

                           (iii) The Company shall not amend its certificate of incorporation or by-laws;

                           (iv) Other than as would not be material to the Company, the Company and its subsidiaries shall not acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or in any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof or (y) any assets that individually or in the aggregate are material to the Company and its subsidiaries;

                           (v) Other than as would not be material to the Company, the Company and its subsidiaries shall not sell, lease, license or otherwise encumber or subject to any Lien or otherwise dispose of any of the properties or assets of the Company and its subsidiaries, other than in the ordinary course of business consistent with past practice or pursuant to existing contractual obligations, if any, set forth in Section 6.1 of the Company Disclosure Schedule;

                           (vi) Other than in the ordinary course of business or as would not be material to the Company, the Company and its subsidiaries shall not (x) incur any indebtedness or (y) make any loans, advances or capital contributions to, or investments in, any other person (other than the Company or a subsidiary of the Company), other than to officers and employees of the Company and its subsidiaries for travel, business or relocation expenses in the ordinary course of business;

                           (vii) Other than in the ordinary course of business or consistent with the Company's 1998 capital budget;

                           (viii) Other than in the ordinary course of business, the Company and its subsidiaries shall not make any material Tax election or settle or compromise any material income Tax liability;

                           (ix) Except in the ordinary course of business or except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its subsidiaries (i) shall not enter into any Contracts and (ii) shall not modify, amend or terminate any material Contract or agreement to which the Company or any of its subsidiaries is, or as of the Company Effective Time will be, a party or waive, release or assign any material rights or claims thereunder;

                           (x) Except as required by Law or previously existing contractual arrangements, in the ordinary course of business consistent with past practice or as disclosed or otherwise provided in this Agreement, the Company will not, nor will it permit any of its subsidiaries to, (a) increase the compensation of any of its employees,
         (b) enter into any Contract with any of its employees regarding his or her employment, compensation or benefits, or (c) adopt any plan, arrangement or policy which would become a Company Plan or amend any Company Plan to the extent such adoption or amendment would create or materially increase any material liability or obligation on the part of the Company or its subsidiaries;

                           (xi) The Company and its subsidiaries shall not make any change to their accounting methods, principles or practices, except as may be required by GAAP or Regulation S-X promulgated by the SEC or by Law;

                           (xii) The Company shall not, and shall not permit any of its subsidiaries to, create, incur, suffer to exist or assume any material Lien on any of their assets, except as would not have a Company Material Adverse Effect or materially impair the

         Company's conduct of the business and operations of the Company and its subsidiaries, as presently conducted;

                           (xiii) The Company shall not, and shall not permit any of its subsidiaries to enter into any transaction or contract with, or (except pursuant to the Affiliate Agreements) make any payment to, any Affiliate of the Company (other than the Company's subsidiaries or its or their officers or directors in the ordinary course of business consistent with past practice); and

                           (xiv) The Company and its subsidiaries shall not authorize, or commit or agree to take, any of the foregoing actions.

                  Section 6.2 OTHER ACTIONS. During the period from the date hereof to the Holdings Effective Time, the Company and Laser shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Company Merger set forth in Article VIII hereof not being satisfied.

                  Section 6.3 ADVICE OF CHANGES. Upon obtaining knowledge of any such occurrence, the Company and Laser shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) any change or event (x) having, or which, insofar as can reasonably be foreseen, would have, in the case of Laser, a Laser Material Adverse Effect and, in the case of the Company, a Company Material Adverse Effect, (y) having, or which, insofar as can reasonably be foreseen, would have, the effect set forth in clause (i) above or (z) which has resulted, or which, insofar as can reasonably be foreseen, would result, in any of the conditions set forth in Article VIII hereof not being satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  Section 6.4 CONDUCT OF BUSINESS OF MERGER SUB. From the date hereof to the Company Effective Time, Merger Sub shall not (i) engage in any activities of any nature, (ii) acquire any assets, or (iii) incur any indebtedness or assume any liabilities or obligations, in each case, except as provided in or contemplated by this Agreement.

                  Section 6.5 SECTION 14(F) NOTICE. Promptly after the date hereof, Laser shall provide to the Company in writing the information with respect to the Laser Designees (as defined in the Holdings Merger Agreement) required by Section 14(f) of the Exchange Act and Rule 14f-1 of the SEC. Promptly after its receipt of such information, the Company shall file with the SEC and mail to all stockholders of record of the Company the Section 14(f) Notice.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  Section 7.1 PREPARATION OF THE REGISTRATION STATEMENT, THE INFORMATION STATEMENT, THE SCHEDULE 13E-3 AND THE SECTION 14(F) NOTICE. As soon as reasonably practicable following the date of this Agreement, Laser and the Company shall prepare and file with the SEC the Information Statement and Laser shall prepare and file with the SEC the Registration Statement, in which the Information Statement will be included as a prospectus (including the financial statements and pro forma financial information required to be set forth therein), and the Schedule 13E-3 and the Section 14(f) Notice. Laser shall use all reasonable best efforts to have the Registration Statement declared effective under the Securities Act and the Schedule 13E-3 and the Section 14(f) Notice cleared by the SEC and mailed as promptly as practicable after such filing. The Company will use all reasonable best efforts to cause the Information Statement and the Schedule 13E-3 and the Section 14(f) Notice to be mailed to the Company's stockholders as promptly as practicable after it has been cleared by the SEC. Each of Laser and the Company shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities Laws in connection with the issuance of Laser Common Stock in connection with the Company Merger and the Holdings Merger. The Company shall furnish all information concerning the Company, its subsidiaries and the holders of the Company Common Stock and Laser shall furnish all information concerning Laser and its subsidiaries, in each case, as may be reasonably requested in connection with any such action.

                  Section 7.2 ACCESS AND INFORMATION; CONFIDENTIALITY. The Company and Laser shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives full access at all reasonable times throughout the period prior to the Company Effective Time to all of its books, records, properties, plants and personnel (provided that all such access shall be on reasonable advance notice and shall not disrupt normal business operations) and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities Laws, and (b) all other information as such other party may reasonably request, provided that no investigation pursuant to this Section 7.2 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Company Merger. Each party and their respective affiliates, representatives and agents shall hold in confidence all nonpublic information in accordance with the terms of the Confidentiality Agreements between Laser and the Company dated February 4, 1998 and February 23, 1998.

                  Section 7.3 COMFORT LETTERS.

                  (a) The Company shall use its reasonable best efforts to cause to be delivered to Laser "comfort" letters of Ernst & Young, LLP, the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the date on which the Information Statement is mailed to the Company's stockholders, and addressed to

Laser and the Company, in form and substance reasonably satisfactory to Laser and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  (b) Laser shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of Arthur Andersen, LLP, Laser's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the date on which the Information Statement is mailed to the Company's stockholders, and addressed to the Company and Laser, in form and substance reasonably satisfactory to the Company and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  Section 7.4 LISTING APPLICATION. Laser shall prepare and submit to the NYSE a listing application covering the Laser Shares to be issued in connection with the Company Merger, and shall use its reasonable best efforts to obtain, prior to the Company Effective Time, approval for the listing of such Laser Shares, subject to official notice of issuance.

                  Section 7.5 AFFILIATES. Prior to the Company Effective Time, the Company shall cause to be prepared and delivered to Laser a list (reasonably satisfactory to counsel for Laser) identifying each person who, at the time the Information Statement is mailed to the Company's stockholders, may be deemed to be an "affiliate" of the Company, as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "COMPANY RULE 145 AFFILIATES"). The Company shall use its reasonable best efforts to cause such person who is identified as a Company Rule 145 Affiliate in such list to deliver to Laser on or prior to the Company Effective Time a written agreement, in customary form, that such Company Rule 145 Affiliate will not (i) sell, pledge, transfer or otherwise dispose of, or in any other way reduce such Company Rule 145 Affiliate's risk relative to, any Laser Shares issued to such Company Rule 145 Affiliate in connection with the Company Merger, except pursuant to an effective registration statement or in compliance with such Rule 145 or another exemption from the registration requirements of the Securities Act or (ii) sell or in any other way reduce such Rule 145 Affiliate's risk relative to any Laser Shares received in the Company Merger (within the meaning of Section 201.01 of the SEC's Financial Reporting Release No. 1) during the period commencing thirty
(30) days prior to the Company Effective Time and ending at such time as the financial results (including combined sales and net income) covering at least thirty (30) days of post-Merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

                  Section 7.6 HSR ACT; COMPETITION LAWS. As soon as reasonably practicable, the Company, Laser and Merger Sub shall make or cause to be made all filings and submissions under the HSR Act (if applicable) and any other applicable Competition Laws as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to Section 7.2 hereof, the Company will furnish to Laser and Laser will furnish to the Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to Section 7.2 hereof, the Company will provide Laser, and Laser will provide the Company, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. The Company and Laser shall consult with one another with respect to any such correspondence, filings or communications and shall engage in discussions with any Governmental Entity on a joint basis.

                  Section 7.7 EMPLOYEE MATTERS.

                  (a) From and after the Holdings Effective Time, Laser shall honor, and shall cause the Company to honor, all employment, severance, termination, consulting and retirement agreements to which the Company is a party as of the Holdings Effective Time; PROVIDED, HOWEVER, that (i) neither Laser nor the Company shall have any responsibility for the Company's obligations under that certain employment agreement entered into as of October 1, 1997, between the Company and Jerry W. Levin (except for the incentive payment provided for in section 3.2(b) thereof (relating to the divestiture of Coleman Safety & Security Products, Inc.), which shall be the responsibility of the Company and paid in accordance with the terms of section 3.2(b) thereof), and (ii) neither Laser nor the Company shall have any responsibility for the Company's obligations under that certain employment agreement entered into as of July 1, 1997, between the Company and Paul E. Shapiro. Except as provided in the first sentence of Section 7.7(b) or the proviso to this sentence, from and after the Holdings Effective Time, Laser will cause the Company to allow Company employees to participate in Laser employee benefit plans on substantially the same basis as similarly situated Laser employees; PROVIDED, HOWEVER, that Laser will cause the Company to continue the Company Plans for at least six (6) months following the Holdings Effective Time. Laser will or will cause the Company to give Company employees full credit for purposes of eligibility and vesting of benefits and benefit accrual for service with the Company and its affiliates prior to the Holdings Effective Time under each Laser employee benefit plan; PROVIDED, HOWEVER, that no such crediting of service results in duplication of benefits. With respect to any welfare benefit plans maintained for the benefit of Company employees from and after the Holdings Effective Time, Laser shall (i) cause there to be waived any pre-existing condition limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by the Company for such employee's benefit immediately prior to the Holdings Effective Time. Laser acknowledges that, for the purposes of certain of such Company Plans and certain of such other employment, severance, termination, consulting and retirement agreements to which the Company is currently a party, the consummation of the Holdings Merger will constitute a "change in control" of the Company (as such term is defined in such plans and agreements). Laser agrees to cause the Company, after the Holdings Effective Time, to pay all amounts provided under such Company Plans and agreements as a result of a change in control of the Company in accordance with their respective terms and to honor, and to cause the Company to honor, all rights, privileges and modifications to or with respect to any such Company Plans or agreements which become effective as a result of such change in control.

                  (b) Laser shall cause the Company to continue the Company's Executive Annual Incentive Policy for the remainder of 1998, and participants therein shall not be eligible for participation in an analogous Laser incentive plan in respect of 1998. Laser shall honor, and shall cause the Company to honor, the Company's Executive Severance Policy without any amendment adverse to participants. Laser shall provide severance benefits for employees of the Company, who are not participants in Company's Executive Severance Policy and who do not have employment agreements with the Company, under the Laser severance policy on the same basis as similarly situated Laser employees provided that severance benefits shall be no less than those set forth on
Schedule 7.7(b).

                  (c) Effective as of the ninety-first (91st) day following the Holdings Effective Time, the participants in the Executive Severance Policy set forth on Schedule 7.7(c) may voluntarily terminate their employment, which termination will be deemed to be for "Good Reason" under the Executive Severance Policy as a result of the consummation of the Holdings Merger.

                  (d) Laser and the Company agree to take all necessary action to provide that, effective as of the Holdings Effective Time, all outstanding Employee Stock Options shall be vested and exercisable as of the Holdings Effective Time, and between the Holdings Effective Time and the Company Effective Time, Laser shall cause the Company to maintain a broker-dealer cashless exercise procedure for the exercise of Employee Stock Options. Laser and the Company agree to take all other actions necessary to provide for the cancellation, effective at the Company Effective Time, of each outstanding Employee Stock Option and, in settlement therefor, a payment to the holder of the Employee Stock Option in cash by Laser or the Company at the Company Effective Time equal to the product of (i) the total number of shares of Company Common Stock subject to such Employee Stock Option, and (ii) the excess of $27.50 over the exercise price per share of Company Common Stock subject to such Employee Stock Option, less any applicable withholding taxes.

                  (e) Laser agrees that, at or prior to the Holdings Effective Time, Holdings may cause the Company to (i) assume sponsorship of the pension, retirement, savings, retiree health care and life insurance and other plans maintained by New Coleman Holdings, Inc. that are reflected in footnotes 7 and 12 to the 1996 financial statements included in the Company's 1996 Annual Report on SEC Form 10-K (as such plans may have been changed in the ordinary course of business since December 31, 1996) (the "PLANS"), and (ii) assume the liabilities and obligations of New Coleman Holdings, Inc. under the Plans to the extent reflected in such footnotes (as such liabilities and obligations may have changed in the ordinary course of business since December 31, 1996). The documents used to effect such assumption shall be in form and substance reasonably satisfactory to Parent Holdings and Laser.

                  Section 7.8 CONTINUANCE OF EXISTING INDEMNIFICATION RIGHTS.

                  (a) For six (6) years after the Company Effective Time (and during the period following the Holdings Effective Time but prior to the Company Effective Time), Laser shall, or shall cause the Surviving Corporation to, indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Company Effective Time, a director or officer of the Company (an "INDEMNIFIED PERSON") against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses), judgments, fines, losses and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each, a "CLAIM") to the extent that any such Claim is based on, or arises out of: (i) the fact that such Indemnified Person is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or (ii) this Agreement or the Holdings Merger Agreement or any of the transactions contemplated hereby or thereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Company Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Company Effective Time, to the full extent permitted under the DGCL, the Company's certificate of incorporation or by-laws or any indemnification agreement in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any such Claim; PROVIDED, HOWEVER, that neither Laser nor the Surviving Corporation shall be required to indemnify any Indemnified Person in connection with any proceeding (or portion thereof) involving any Claim initiated by such Indemnified Person against the Company unless the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of the Company or unless such proceeding is brought by an Indemnified Person to enforce rights under this Section 7.8; and PROVIDED FURTHER that in the event any Claim is asserted or made within such period, all such rights, liabilities and limitations in respect of any such Claim shall continue until disposition thereof. Without limiting the generality of the preceding sentence, in the event any Indemnified Person becomes involved in any Claim after the Company Effective Time, Laser shall, or shall cause the Surviving Corporation to, periodically advance to such Indemnified Person its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the providing by such Indemnified Person of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled thereto.

                  (b) Laser and the Company agree that all rights to indemnification, and all limitations with respect thereto, existing in favor of any Indemnified Person, as provided in the Company's certificate of incorporation or by-laws and any indemnification agreement in effect at the date hereof, shall survive the Holdings Merger and the Company Merger and shall continue in full force and effect, without any amendment thereto, for a period of six (6) years from the Company Effective Time (and during the period following the Holdings Effective Time but prior to the Company Effective Time) to the extent such rights and limitations are consistent with the DGCL; PROVIDED, HOWEVER, that in the event any Claim is asserted or made within such period, all such rights, liabilities and limitations in respect of any such Claim shall continue until disposition thereof; PROVIDED FURTHER that any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the DGCL, the Company's certificate of incorporation or by-laws or any such agreement, as the case may be, shall be made by independent legal counsel selected by such Indemnified Person and reasonably acceptable to Laser; and PROVIDED FURTHER that nothing in this Section 7.8 shall impair any rights or obligations of any current or former director or officer of the Company.

                  (c) Laser or the Surviving Corporation shall use reasonable best efforts to obtain a liability insurance policy ("D&O INSURANCE") for the benefit of the Company's existing and former directors and officers commencing at the Holdings Effective Time and for a period of not less than six (6) years after the Company Effective Time providing substantially similar coverage in amounts and on terms no less advantageous than that currently provided to such existing and former directors and officers; PROVIDED FURTHER that neither Laser nor the Surviving Corporation shall be required to pay an annual premium for D&O Insurance in excess of 200% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

                  (d) The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives.

                  Section 7.9 EXPENSES. Whether or not the Company Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  Section 7.10 PUBLIC ANNOUNCEMENTS. Laser and the Company shall consult with each other before issuing their respective initial press releases to be issued with respect to the transactions contemplated by this Agreement and the Holdings Merger.

                  Section 7.11 REASONABLE BEST EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable, to consummate and make effective, in the most expeditious manner practicable, the Company Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings with, and the taking of all other reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act, if applicable); (ii) the obtaining of all necessary consents, approvals or waivers from persons other than Governmental Entities; (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require any party hereto to enter into any agreement with any Governmental Entity or to consent to any order, decree or judgment requiring such party to hold, separate or divest, or to restrict the dominion or control of such party or any of its Affiliates over, any of the assets, properties or businesses of such party or its Affiliates in existence on the date hereof.

                                  ARTICLE VIII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                  Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE COMPANY MERGER. The respective obligations of each party to effect the Company Merger shall be subject to the satisfaction or waiver, to the extent permitted by Law, at or prior to the Company Effective Time of the following conditions:

                  (a) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose shall be pending before or threatened by the SEC; and all applicable time periods required under the Securities Act and the Exchange Act following the mailing of the Information Statement to the Company's stockholders shall have lapsed.

                  (b) The Laser Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (c) No preliminary or permanent injunction or other order by any federal or state court in the United States of competent jurisdiction which prohibits the consummation of the Company Merger shall have been issued and remain in effect.

                  (d) The Holdings Merger shall have been consummated in accordance with its terms and the applicable provisions of the DGCL.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 9.1 TERMINATION. This Agreement shall terminate automatically upon the termination of the Holdings Merger Agreement in accordance with its terms.

                  Section 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 9.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties; PROVIDED that the provisions of Sections 7.2 and 7.9 and of this
Article IX shall continue and that nothing herein shall relieve any party from liability for any willful breach hereof.

                  Section 9.3 AMENDMENT. This Agreement may be amended by the parties pursuant to a writing adopted by action taken by all of the parties at any time prior to (but not following) the consummation of the Holdings Merger. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

                  Section 9.4 EXTENSION; WAIVER. At any time prior to (but not following) the consummation of the Holdings Merger any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                    ARTICLE X

                               GENERAL PROVISIONS

                  Section 10.1 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representations or warranties contained herein shall survive beyond the Company Effective Time. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Company Effective Time.

                  Section 10.2 NOTICES. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by telecopier; PROVIDED that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

                  (a)    If to Laser, to:

                         Sunbeam Corporation
                         1615 South Congress Avenue
                         Suite 200
                         Delray Beach, Florida  33445
                         Facsimile:  (561) 243-2191
                         Attention:  David C. Fannin, Esq.

                         with a copy to:

                         Skadden, Arps, Slate, Meagher
                           & Flom LLP
                         One Rodney Square
                         Wilmington, Delaware  19801
                         Facsimile:  (302) 651-3001
                         Attention:  Richard L. Easton, Esq.

                  (b)    If to the Company, to:

                         CLN Holdings Inc.
                         5900 North Andrews Avenue, Suite #700-A
                         Fort Lauderdale, Florida  33309
                         Facsimile:  (954) 772-3352
                         Attention:  General Counsel

                         with a copy to:

                         Wachtell, Lipton, Rosen & Katz
                         51 West 52nd Street
                         New York, New York  10019
                         Facsimile:  (212) 403-2000
                         Attention:  Adam O. Emmerich, Esq.

Any such notification shall be deemed delivered (i) upon receipt, if delivered personally, (ii) on the next business day, if sent by national courier service for next business day delivery or (iii) the business day received, if sent by telecopier.

                  Section 10.3 DESCRIPTIVE HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 10.4 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARY. This Agreement (including the Exhibits, Disclosure Schedules and other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof; (b) except for the provisions of Sections 7.7(c) and 7.8 hereof, is not intended to confer upon any other person any rights or remedies hereunder.

                  Section 10.5 INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Annex, such reference shall be to an Article or Section of, or an Annex to, this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. All terms defined in this Agreement shall have the defined meanings used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns and, in the case of an individual, to his heirs and estate, as applicable.

                  Section 10.6 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect original intent of the parties.

                  Section 10.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  Section 10.8 DISCLOSURE SCHEDULES. Matters reflected on the Company Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected therein and the inclusion of such matters shall not be deemed an admission that such matters were required to be reflected on the Company Disclosure Schedule. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. Capitalized terms used in the Company Disclosure Schedule but not otherwise defined therein shall have the respective meanings assigned to such terms in this Agreement.

                  Section 10.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of Law.

                  Section 10.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity.

                  Section 10.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                  Section 10.12 CERTAIN TERMS. As used herein, (i) the term "material adverse effect" (including as used in any definition), with respect to any Person, shall exclude any change, event, effect or circumstance (a) arising in connection with the announcement or performance of the transactions contemplated by this Agreement or the Holdings Merger Agreement and (b) affecting the United States economy generally or such Person's industries generally; and (ii) "to the knowledge of the Company" shall mean to the actual knowledge of Paul E. Shapiro, Jerry W. Levin and Steven R. Isko.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                            SUNBEAM CORPORATION

                                            By: /s/ Russell Kersh
                                               -----------------
                                                 Name: Russell Kersh
                                                 Title: Executive Vice President

                                            CAMPER ACQUISITION CORP.

                                            By: /s/ Russell Kersh
                                               ----------------
                                                 Name: Russell Kersh
                                                 Title: Executive Vice President

                                            THE COLEMAN COMPANY, INC.

                                            By: /s/ Paul Shapiro
                                               ----------------
                                                 Name: Paul Shapiro
                                                 Title: Executive Vice President